Union Bank

LEASE AMENDMENT NUMBER FOUR

This Lease Amendment Number Four ("Amendment") dated as of the 13 day of November, 2007 in entered into by and between M & P Building, LLC, a Nebraska limited liability company ("Landlord"), and Union Bank and Trust Company, a state banking corporation ("Tenant").

WITNESSETH:

Whereas Landlord and Tenant entered into that certain Office Building Lease dated as of June 21, 1996, and amended June 11, 1997, February 8, 2001 and May 23, 2005 (the "Lease");

Whereas Landlord and Tenant desire to agree to the exercise of Tenant's option to extend the Lease with regards to the Premises Area referred to in the Lease as Suite Number 101; and

Whereas Landlord and Tenant desire to agree to Tenant's relinquishment of its option to extend the Lease with regards to the Premises Area referred to in the Lease as Suite Number 103,

Now therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the premises herein, the partied agree as follows:

1. Option to Extend Term. The parties agree that Section 3.4 of the Lease shall be modified to terminate Tenant's option to extend the Lease with regards to Suite Number 103 and the additional storage space, but not as to Suite Number 101, such that the Lease with regards to Suite Number 103 and the additional storage space shall terminate no later than June 30, 2008.

2. Acknowledgement of Option. Landlord hereby acknowledges receipt of Tenant's written notice under Section 3.4 of the Lease, wherein Tenant exercised its option to extend the Lease on Suite Number 101, with such option terminating on June 30, 2013.

3. No Other Changes. All of the other terms and conditions of the Lease, including the amendments contained herein, shall remain in full force and effect except as may be subsequently amended by written agreement of both the parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Lease Amendment Number Four as of the day and year first above written.

TENANT:
Union Bank and Trust Company, a state banking corporation

By: [signature]

Printed Name: Alan Fisher

Title: Senior Vice President & Cashier

LANDLORD:
M & P Building, LLC, a Nebraska limited liability company

By: ______________________

Printed Name: William J. Munn

Title: Secretary

STATE OF NEBRASKA)
) ss.
COUNTY OF LANCASTER)

The foregoing instrument was acknowledged before me this 8th day of November, 2007, by Alan Foster, Union Bank and Trust Company, a Nebraska state banking corporation, on behalf of said corporation.

Sheri Morten
Notary Public

GENERAL NOTARY - State of Nebraska
SHERI L. MORTEN
My Comm. Exp. Oct. 30, 2010

STATE OF ~~NEBRASKA~~ Colorado)
) ss.
COUNTY OF ~~LANCASTER~~ Arapahoe)

The foregoing instrument was acknowledged before me this 1st day of November, 2007, by William J. Munn, M & P Building, LLC, a Nebraska limited liability company, on behalf of said company.

Mari HaleViera
Notary Public

MARI HALEVIERA
NOTARY PUBLIC
STATE OF COLORADO
My Commission Expires 1/8/2011